Retirement Benefit Plan
Exhibit 10.13
Purpose
The Policy exists to provide the Retirement Benefit for an Eligible Employee who voluntarily terminates employment with the Employer and is retirement eligible as of the employee’s termination date.
Retirement Benefit
If an Eligible Employee voluntarily terminates employment with the Employer and as of such termination date the Eligible Employee had (a) at least three months of consecutive service with the Employer and (b) at least one month in a position that constitutes an Eligible Position under the Lumen Short Term Incentive Plan (the “STI Plan”), then the Eligible Employee is eligible for a lump sum cash payment (“Retirement Benefit”) in an amount equal to the Eligible Employee’s STI Target Percent (as defined in the STI Plan) for such year of voluntary termination prorated for the portion of the year worked from Jan. 1 through the employee’s termination date, adjusted by the Corporate Performance Factor, capped at 100%, and then such amount multiplied by 0.9, subject to the release requirement and other terms and conditions.
Eligible Employee
An “Eligible Employee” is an active non-bargaining regular, full time employee (as classified on the Company’s HRIS system or any successor system thereto) employed by an Employer who voluntarily terminates employment with the Employer and as of the employee’s termination date is at least (a) 55 years of age and has at least 10 years of service or (b) 60 years of age and has at least five years of service. Employees who are covered by a collective bargaining agreement are not Eligible Employees unless such collective bargaining agreement expressly provides otherwise.
Release requirement
Payment of the Retirement Benefit is conditioned on an Eligible Employee signing, returning and not revoking a Release Agreement in the form required by Lumen.
Payment date
The Retirement Benefit will be paid following the Determination and Approval Period as defined in the STI Plan.
HR use only:
Effective date:     01/01/2025
Owner:         Human Resources
Approval:         EVP Human Resources
Scope:         U.S. Employees

- Confidential – Disclose and distribute only to Lumen Employees and authorized persons working for Lumen. Disclosure outside of Lumen is prohibited without authorization.